Exhibit 99.1

NeoStem Welcomes Robert Dickey IV as Its New Chief Financial Officer
NEW YORK, Aug. 19, 2013 (GLOBE NEWSWIRE) -- NeoStem, Inc. (Nasdaq:NBS) ("NeoStem" or the "Company"), a leader in the emerging cellular therapy market, announced today the appointment of Robert Dickey IV as Chief Financial Officer. Mr. Dickey, an industry veteran as well as former investment banker, is joining the Company effective today. Larry May, the Company's long-time CFO, is assuming the newly-created position of Vice President, Strategic Initiatives, and will assist Mr. Dickey in the transition as well as focus on the Company's various strategic activities.
"I'm excited to join the superb team at NeoStem which now includes the significant recent additions of Dr. Doug Losordo as Chief Medical Officer and Mr. Stephen Potter as Executive Vice President," said Mr. Dickey. "In addition to overseeing the financial function at the Company, I look forward to joining Dr. Smith, the Company's dynamic Chairman and Chief Executive Officer, in working to expand the Company's visibility in the marketplace with a focus on institutional investors and evaluate, structure and assimilate new opportunities in this rapidly growing industry that can further drive shareholder value. I am thrilled to play a part in NeoStem's dedication to strategic growth and its commitment to positively impact the world as cell therapy heralds a new era in medical treatment."
"Rob has a truly impressive track record in the biotech and pharmaceutical industries and is the ideal candidate to help the Company grow and add shareholder value," said Dr. Robin L. Smith, Chairman and CEO of NeoStem. "In his prior roles, Rob has proven himself a key member of leadership teams -driving finance, M&A, strategic deal making and business development. His extensive, on-point experience will provide critical support for the advancement of our development pipeline."
"I'm honored to have served the Company as CFO for many years and excited to continue to serve in my new role," said Mr. May. "NeoStem's strategic activities offer many opportunities and challenges and I hope my years of experience with the Company and the pharmaceutical industry will continue to support their execution. I look forward to collaborating with Robert as he takes on the CFO role to help ensure a smooth transition for the Company."
Mr. Dickey has over 15 years of management experience at life sciences companies, including positions as a CFO, COO and CEO and board member, following a career as an investment banker. He has specific expertise in financing, M&A, partnering/licensing transactions and project management, as well as international experience. Mr. Dickey is joining NeoStem from Hemispherx Biopharma, Inc. where he served as Senior Vice President. Hemispherx is a publicly-traded company involved in immune-modulatory therapies that is developing treatments for chronic fatigue syndrome and influenza. Prior to Hemispherx , Mr. Dickey was Senior Vice President, Chief Financial Officer and Business Unit Manager at StemCyte, Inc., an umbilical cord stem cell therapeutics company. Other management experience includes leadership positions at Protarga, Inc., a company developing cancer therapies, and Locus Pharmaceuticals, a company involved in computational drug design. Previously, he spent 18 years as an investment banker, 14 of those at Lehman Brothers, with a background split between M&A and capital markets transactions across a variety of industries. He earned an M.B.A from The Wharton School, University of Pennsylvania, and an A.B. from Princeton University.
About NeoStem
NeoStem, Inc. is a leader in the emerging cellular therapy industry. Our business model includes the development of novel proprietary cell therapy products as well as operating a contract development and manufacturing organization providing services to others in the regenerative medicine industry. The combination of a therapeutic development business and revenue-generating service provider business provides the Company with capabilities for cost effective in-house product development and immediate revenue and cash flow generation.
For more information, please visit: www.neostem.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, including with respect to consummating strategic transactions in the cell therapy industry, performing the research and development and clinical evaluation efforts in furtherance of achieving commercialization of cellular therapies, such as AMR-001, the future of the regenerative medicine industry and the role of cellular therapy in that industry and the Company's ability to successfully grow its contract development and manufacturing business. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2013 and in the Company's periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.
NeoStem
Eric Powers
Manager of Communications and Marketing
Phone: +1-212-584-417
Email: epowers@neostem.com